Exhibit 99.1

MergeWorthRx Corp. Announces Offer by its Sponsors to Transfer Founder Shares

to Certain Investors

Miami, Fla. – December 16, 2014 – MergeWorthRx Corp. (NASDAQ: MWRX) (“MWRX”), a special purpose acquisition company focused on the U.S. healthcare services market, announced today that its sponsors are offering to transfer up to 800,000 shares of MWRX common stock to certain investors (the “Investors”) in exchange for either the purchase or retention by the Investors of up to 4,000,000 shares of MWRX common stock. It is currently anticipated that MWRX’s sponsors will transfer to the Investors 0.2 shares of MWRX common stock for every share of MWRX common stock that is either purchased by the Investors in the open market or through privately negotiated transactions or retained by the Investors who are current stockholders and who do not exercise conversion rights in connection with the previously-announced stockholder vote to approve the business combination (“Business Combination”) between MWRX and AeroCare Holdings, Inc. (“AeroCare”). The sponsors are offering to enter into such agreements in order to increase the likelihood that the closing conditions set forth in the merger agreement relating to the Business Combination are satisfied and the Business Combination is consummated.

About AeroCare

AeroCare, together with its subsidiaries, is one of the nation’s leading providers of oxygen, respiratory, sleep and other chronic therapy services to patients in the home. AeroCare’s patients typically suffer from chronic obstructive pulmonary disease, such as emphysema, chronic bronchitis or asthma, and require supplemental oxygen, respiratory and other chronic therapy services in order to alleviate the symptoms and discomfort of respiratory dysfunction. AeroCare also provides sleep apnea devices, including CPAP/bi-level devices to individuals suffering from obstructive sleep apnea. Based in Orlando, Fla., AeroCare serves more than 150,000 patients through a network of 176 locations across 20 U.S. states.

About MergeWorthRx

MergeWorthRx Corp. is a special purpose acquisition company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses, with specific investment focus on the U.S. healthcare industry. MergeWorthRx raised approximately $63.5 million in its IPO in July 2013 and anticipates consummating its merger with AeroCare in an all-stock transaction by the end of the fourth quarter of 2014.

Additional Information about the Transaction and Where to Find It

MergeWorthRx has filed with the Securities and Exchange Commission (SEC) a Registration Statement on Form S-4, which includes a definitive proxy statement/prospectus of MergeWorthRx in connection with the proposed merger with AeroCare. MergeWorthRx mailed the proxy statement/prospectus and other relevant documents to its stockholders of record as of December 9, 2014. MergeWorthRx stockholders and other interested persons are advised to read the proxy statement/prospectus, and amendments thereto in connection with MergeWorthRx solicitation of proxies for the special meeting to be held on December 22, 2014 to approve the transaction because the proxy statement/prospectus contains important information about AeroCare, MergeWorthRx, and the proposed transaction. Stockholders may also obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, at the SEC's Internet site at http://www.sec.gov or by directing a request to: MergeWorthRx Corp., 3123 McDonald Street, Miami, Florida, 33133, tel. (305) 785-3900, Attention: Stephen B. Cichy.

Participants in the Solicitation

MergeWorthRx and its directors and officers may be deemed participants in the solicitation of proxies to the MergeWorthRx’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in MergeWorthRx is contained in MergeWorthRx’s Registration Statement on Form S-4 that was filed with the SEC and is included in the definitive proxy statement/prospectus for the proposed transaction.

Contacts

Investor Relations:

Peter Vozzo / Asher Dewhurst

Westwicke Partners

443-213-0500

AeroCare@westwicke.com